*090401*

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

# Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Correction

**(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)**

1. The name of the **entity** for which correction is being made:

nFinanSe Inc. (the "Corporation")

2. Description of the original document for which correction is being made:

Certificate of Designations, Rights and Preferences of Series C Convertible Preferred Stock of nFinanSe Inc. (the "Certificate")

3. Filing date of the original document for which correction is being made: June 12, 2008

4. Description of the inaccuracy or defect:

The Certificate inadvertently omits language defining a "Liquidation."

5. Correction of the inaccuracy or defect:

The first clause of Section 3(a) of the Certificate shall read as follows: "In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (including a merger or sale of all or substantially all of the assets or securities of the Corporation) (any such event being hereinafter referred to as a "Liquidation"), distributions to the shareholders of the Corporation shall be made in the following manner:"

6. Signature:

X R. P. Springer

**Authorized Signature**

Chief Financial Officer

**Title ***

11/9/11

**Date**

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*